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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 33 - 53113, 33-12340, 33-13373 and 33-17536); Form S-8 (Nos. 2-75423,
2-83877, 33-14382, 33-29351, 33-32839, 33-56529, and 33-65447); and Form S-16
(Nos. 2-76538 and 2-76656) of Rohr, Inc., of our report dated September 11, 1996, appearing and incorporated by reference in this Annual Report on Form 10-K of Rohr, Inc., for the year ended July 31, 1996.



Deloitte & Touche LLP

San Diego, California
September 11, 1996